Exhibit 21.1

Subsidiary	State of Organization/Incorporation	Other Names Used
ACRE Seymour, LLC	Delaware	None
Corporate Technology Centre Associates LLC	California	None
Corporate Technology Centre Associates II LLC	California	None
CTC Associates I, L.P.	Delaware	None
CTC Associates II, L.P.	Delaware	None
CTC Associates I GenPar, LLC	Delaware	None
CTC Associates II GenPar, LLC	Delaware	None
iStar Harrisburg Business Trust	Delaware	None
iStar Harrisburg GenPar LLC	Delaware	None
iStar Harrisburg, L.P.	Delaware	None
iStar Sunnyvale, LLC	Delaware	None
iStar Sunnyvale Partners, L.P.	Delaware	None
TriNet Concord Farms Partners III LP	Massachusetts	None
TriNet Corporate Partners II, L.P.	Delaware	None
TriNet Corporate Partners III, L.P.	Delaware	None
TriNet Essential Facilities III, Inc.	Maryland	None
TriNet Essential Facilities VII, Inc.	Maryland	None
TriNet Essential Facilities X, Inc.	Maryland	None
TriNet Essential Facilities XI, Inc.	Maryland	None
TriNet Essential Facilities XII, Inc.	Maryland	None
TriNet Essential Facilities XVIII, Inc.	Maryland	None
TriNet Essential Facilities XIX, Inc.	Maryland	None
TriNet Essential Facilities XX, Inc.	Maryland	None
TriNet Essential Facilities XXIII, Inc.	Maryland	None
TriNet Essential Facilities XXIV, Inc.	Maryland	None
TriNet Essential Facilities XXVI, Inc.	Maryland	None
TriNet Essential Facilities XXVII, Inc.	Maryland	None
TriNet Essential Facilities XXVIII, Inc.	Maryland	None
TriNet Essential Facilities XXIX, Inc.	Maryland	None
TriNet Milpitas Associates, LLC	Delaware	None
TriNet Property Partners, L.P.	Delaware	None
TriNet Realty Investors I, Inc.	Maryland	None
TriNet Realty Investors II, Inc.	Maryland	None
TriNet Realty Investors III, Inc.	Maryland	None
TriNet Realty Investors IV, Inc.	Maryland	None
TriNet Realty Investors V, Inc.	Maryland	None
TriNet Sunnyvale Partners, L.P.	Delaware	None
W9/TriNet Poydras, LLC	Delaware	None